[GRAPHIC OMITTED]
 Ventas, Inc.  4360 Brownsboro Road  Suite 115   Louisville, Kentucky 40207-1642
                      (502) 357.9000   (502) 357.9001 Fax

                                        Contacts:  Debra A. Cafaro
                                                   Chairman,  President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000


         VENTAS REPORTS FAVORABLE OUTCOME OF FEDERAL TAX AUDIT; Company
              Expects to Report Additional $20 Million in Operating
                       Results for the First Quarter 2003

Louisville, KY (April 3, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") announced today that the Internal Revenue Service ("IRS") has completed its review of the Company's federal income tax returns for its 1997 and 1998 tax years. The Joint Committee on Taxation affirmed the IRS Revenue Agent's report concluding that the Company (1) does not owe any additional taxes for those periods, (2) is entitled to receive an additional refund of $1.2 million for those periods, and (3) is entitled to retain the approximately $26 million federal tax refund (the "Federal Refund") it received in 1999. The IRS Revenue Agent's findings were previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2002 and other periodic public filings with the Securities and Exchange Commission.

     As a result of these findings, the Company and its principal tenant, Kindred Healthcare, Inc. (NASDAQ:KIND) ("Kindred"), have agreed to disburse approximately $13 million to each company immediately from a previously established Tax Refund Escrow. That Tax Refund Escrow held the Federal Refund and certain other tax refunds related to periods prior to the Company's 1998 spin-off of Kindred. The Company expects to use its portion of the funds to pay down debt.

     "The completion of our federal audit for 1997 and 1998 represents an excellent outcome for Ventas and its shareholders," Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. "It enhances the certainty and predictability of the Company's future and provides additional funding for execution of the Company's strategic diversification plan. Ventas and Kindred worked cooperatively during the past 3 years to optimize the outcome of the federal tax audit for the benefit of both companies. We will continue to work with Kindred to maximize future distributions from the Tax Refund Escrow."

     The Company expects to report an increase of approximately $20 million to its operating results for the first quarter ended March 31, 2003, representing the Company's share of the funds disbursed from the Tax Refund Escrow and the reversal of a previously recorded contingent liability. This contingent liability was previously recorded to take into account the uncertainties surrounding the outcome of the IRS audit for the 1997 and 1998 period and was disclosed in the Company's Consolidated Financial Statements.


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Ventas Reports Favorable Outcome of Federal Tax Audit
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April 3, 2003
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     Following the current disbursement from the Tax Refund Escrow, the Escrow will contain approximately $1 million. The additional $1.2 million federal tax refund is expected to be deposited in the Tax Refund Escrow when received.

     Under the terms of the Tax Escrow Agreement, when no further claims may be made for tax periods ending in or before 1998, all funds remaining in the Tax Refund Escrow will be distributed equally to the Company and Kindred. In addition, the companies may jointly agree to disburse funds from the Tax Refund Escrow in equal amounts prior to the expiration of applicable statutes of limitations. The companies anticipate that any additional disbursements from the Tax Refund Escrow will be made as circumstances warrant over the next twelve months.

     At December 31, 2002, approximately $14.4 million of the Company's portion of the Tax Refund Escrow balance was reported as restricted cash and other liabilities on the Company's Consolidated Balance Sheet.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (n) final determination of the Company's taxable net income for the years ending December 31, 2002 and December 31, 2003,
(o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (q) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

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